Exhibit 10.9.B
DEED OF TRUST AND SECURITY AGREEMENT
     THIS DEED OF TRUST AND SECURITY AGREEMENT, dated as of July 1, 1996 (the “Deed of Trust”), from AMERICAN RAILCAR INDUSTRIES, INC., a Missouri corporation (the “Company”) whose address is c/o ACF Industries Incorporated, 620 N. 2nd Street, St. Charles, Missouri 63301, to E. SID DOUGLAS, III an individual resident of the State of Missouri, as trustee (the “Mortgage Trustee”), and THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE CITY OF JACKSON, MISSOURI, a Missouri industrial development corporation with its principal office located at P.O. Box 352 in the City of Jackson, Missouri 63755 (the “Issuer”), as beneficiary and secured party.
RECITALS:
     1. The Company owns the real estate (exclusive of buildings, improvements and fixtures) described in Schedule 1 hereto and all buildings, structures, additions, improvements, fixtures, machinery, Mortgaged Equipment and related support facilities described in Schedule 2 hereto (the Land and said buildings, improvements, fixtures, machinery and equipment and related support facilities, together with certain improvements, fixtures, machinery and equipment (but excluding any Land which may from time to time be released as permitted under Section 9.4 of the Loan Agreement and subject to easements, licenses and other rights created in accordance with Section 9.5 of the Loan Agreement) being collectively referred to herein as the “Project”).
     2. The Issuer proposes to issue its Industrial Development Revenue Bonds (American Railcar Industries, Inc./ACF Industries, Incorporated Railcar Component Manufacturing Project) Series 1996, in the principal amount of $2,500,000 (the “Bonds”), pursuant to the Act and a Trust Indenture, dated as of the date hereof (as amended and supplemented from time to time, the “Indenture”), between the Issuer and the Trustee, and to use the proceeds of the Bonds to make the loan mentioned below.
     3. The Issuer and the Company have entered into a Loan Agreement dated as of the date hereof (as amended and supplemented from time to time, the “Loan Agreement”) to provide for the loan by the Issuer to the Company of the proceeds of the Bonds and its repayment and the Company has executed a note in the aggregate principal amount of $2,500,000 (the “Note”), dated as of the date of issuance of the Bonds, to evidence the Company’s obligation to repay such loan.
     4. The Company desires to make and enter into this Deed of Trust to secure the payment and performance of the duties and obligations of the Company under the Note, the Loan Agreement, and this Deed of Trust and as an inducement to the purchase of the Bonds by all who shall at any time become holders thereof.
NOW, THEREFORE, THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT WITNESSETH;
GRANTING CLAUSES
A. Deed of Trust
     The Company, in consideration of the premises and the sum of one dollar duly paid to the Company by the Mortgage Trustee, and of other good and valuable consideration, the receipt of which is hereby acknowledged, and to secure the payment of the Note, any and all extensions, modifications, substitutions or renewals thereof, and the payment and performance of the Company’s duties and obligations under the Loan Agreement and this Deed of Trust (the “Indebtedness”), does duties and obligations under the Loan Agreement and this Deed of Trust (the “Indebtedness”), does hereby GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM into the Mortgage Trustee, and his successors in trust and his assigns, all of the hereinafter described properties, rights and interests, whether now owned or hereafter acquired (said properties, rights and interest, together with any additions thereto which may be subject to the lien of this instrument by means of supplements hereto being hereinafter called the “Mortgaged Property,” which solely consists of the Project, and all Mortgaged Property constituting real property being hereinafter referred to as “Mortgaged Real Property”), and insofar as the Mortgaged Property consists of the Mortgaged Equipment, fixtures, proceeds of collateral or subject to the applicable provisions of the Uniform Commercial Code (as in effect in the appropriate jurisdiction with respect to the Mortgaged Property wherever located), the Company hereby grants to the Mortgage Trustee and the Issuer a security interest in all of the Company’s right, title and interest therein (all said personal property being hereinafter sometimes referred to as the “Mortgaged Personal Property”) namely:
     1. All right, title and interest of the Company in and to the Land as further described in Schedule 1 hereto with the tenements, hereditaments, appurtenances, rights, privileges, easements, franchises, rights, appendages and immunities thereunto belonging or appertaining.
     2. All right, title and interest of the Company in and to all buildings, improvements, fixtures and other property constituting real property or real estate under the laws of the State of Missouri now located, or hereafter erected, upon the Land, including the property constituting real property or real estate described in Schedules 1 and 2 hereto, and all right, title and interest of the Company, now owned or hereafter acquired, in and to any and all strips and gores of land, in and to all real property upon which any such buildings or improvements may now or hereafter encroach, and in, to and under the real property within the streets, roads and alleys adjoining all such real property, and in and to all and singular the tenements, hereditaments, privileges, easements, franchises, rights, appendages and appurtenances whatsoever belonging to or in any wise appertaining to all such real property.
     3. All tangible personal property (including, without limitation, all fixtures, machinery and equipment and related support facilities of any nature whatsoever) paid for out of the Construction Fund now or hereafter constituting a part of the Project including the property constituting personal property under the laws of the State of Missouri described in Schedule 2 hereto.
     4. All fixtures and tangible personal property (including, but not limited to, machinery and equipment and related support facilities, building materials, building machinery and building equipment) delivered on site to the Laud during the course of, or in connection with, construction of the Project, but excluding Leased Equipment.
     5. All right, title and interest of the Company in, to and under any contracts, purchase orders or agreements for the acquisition, construction or installation of the Mortgaged Property or any part thereof.
     6. All leases of the Mortgaged Property (other than Leased Equipment), or any part thereof, entered into and all right, title and interest of the Company thereunder, including cash and securities deposited under said leases.

     7. All Net Proceeds of insurance and condemnation awards (including Net Proceeds (as defined in the Indenture)), all replacements and substitutions for other than Leased Equipment, and other rights and interests belonging to, any of the foregoing.
     8. Any and all water and water rights, ditches and ditch rights, reservoirs and reservoir rights, stock or interests in water, irrigation or ditch companies, royalties, minerals, oil and gas rights, and lease or leasehold interests owned by the Company, now or hereafter used or useful in connection with, appurtenant to or related to the Land or other Mortgaged Property or any part thereof.
     9. To the extent assignable, all licenses, permits (including building permits), authorizations or approvals of any type or nature whatsoever, now owned or held or hereafter acquired, which relate to the use, development or occupancy of the Land or other Mortgaged Property or any part thereof.
     10. Any and all proceeds of any and all of the foregoing (including, without limitation, proceeds which constitute property of the types described in paragraphs 3, 4, or 5 above).
     TO HAVE AND TO HOLD all and singular the Mortgaged Property with all rights and privileges hereby mortgaged, conveyed, pledged and assigned or agreed or intended so to be, to the Mortgage Trustee and his successors and assigns as collateral security for the Loan Agreement and the Note.
     NOW, THEREFORE, the condition of this Deed of Trust is such that if the Company shall well and truly pay unto the Issuer the Indebtedness and shall perform, comply with and abide by each and every agreement, condition and covenant contained and set forth in the Loan Agreement, the Note, and this Deed of Trust, then this Deed of Trust shall be void and this Deed of Trust shall be released and the security interest herein granted shall be terminated and all evidences of Indebtedness cancelled, all at the cost of the Company.
     AND, the Company does hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Definitions of Words and Terms. All words and terms defined in Section 101 of the Indenture or Article I of the Loan Agreement shall have the same meaning in this Deed of Trust unless otherwise defined herein. In addition to words and terms defined in the Indenture, the Loan Agreement or elsewhere in this Deed of Trust, the following words and terms as used in this Deed of Trust shall have the following meanings unless some other meaning is plainly indicated:
     “Act” means the “Act” as defined in the Indenture.
     “Agreed Rate” means eight and fifty hundredths percent (8,50%) per annum.

     “Authorized Company Representative” means the person at the time designated to act on behalf of the Company by written certificate furnished to the Trustee and the Issuer containing the specimen signature of such person and signed on behalf of the Company by its President, Such certificate may designate an alternate or alternates each of whom shall be entitled to perform all duties of the Authorized Company Representative.
     “Bond Fund” means “The Industrial Development Authority of the City of Jackson, Missouri, Industrial Development Revenue Bonds — American Railcar Industries, Inc./ACF Industries Incorporated Project Bond Fund” created in Section 501 of the Indenture.
     “Counsel” means an attorney duly admitted to practice law before the court of any state, including legal counsel for any of the Issuer, the Trustee, Co-Trustee or the Company.
     “event of default” means (a) with respect to the Indenture, any event of default as described in Section 1001 thereof, (b) with respect to the Loan Agreement, any event of default as described in Section 11.1 thereof, and (c) with respect to the Hazardous Substance Certification and Indemnification, any default thereunder after any applicable notice and grace period.
     “Hazardous Substances” shall mean:
     (a) Those substance included herein with the definitions of “hazardous substance,“hazardous materials,” ‘toxic substances,” or “solid wastes” in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et seq., and in the regulations promulgated pursuant thereto;
     (b) Those substances defined as “hazardous substances” under state, county or local rules, regulations or ordinances;
     (c) Those substances listed in the United States Department of Transportation Table (49 C.F.R. 172,1001 and amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto); and
     (d) All other substances, materials and wastes that are, or that become, classified as“hazardous” or “toxic” under, any Environmental Law.
     “Land” means the real estate (exclusive of buildings, improvements and fixtures) described in Schedule 1 hereto and any other real estate added thereto, together will all buildings, improvements and fixtures situated thereon at the time of delivery of the Loan Agreement, the Indenture and the Deed of Trust, or at any time thereafter, constituting real property or real estate under the laws of the State of Missouri.
     “Mortgaged Equipment” means the fixtures, machinery and equipment and related support facilities described in Schedule 2 hereto purchased in whole or in part with the Net Proceeds of any Bonds (as defined above) or any Net Proceeds described in Section 7.5 of the Loan Agreement and any fixtures, machinery and equipment and related support facilities substituted for Mortgaged Equipment (other than Leased Equipment) removed and disposed of pursuant to Section 2.2.
     “Mortgage Trustee” means E. Sid Douglas, III.

     “Mortgaged Personal Property” shall have the meaning set forth in the Granting Clauses hereof.
     “Mortgaged Property” shall have the meaning set forth in the Granting Clauses hereof, and shall include the Mortgaged Real Property and the Mortgaged Personal Property.
     “Mortgaged Real Property” shall have the meaning set forth in the Granting Clauses hereof.
     “Permitted Encumbrances” means the Permitted Encumbrances set forth in Schedule 3 hereto.
     “Project” means the Project referred to in the recitals of this Deed of Trust, the Loan Agreement and the Indenture, any additions, modifications, improvements, restoration or substitutions thereof, therefor or thereto, restorations, improvements, or substitutions thereof or thereto pursuant to the Loan Agreement, and all real properly, including easements, deemed necessary in connection therewith, as they may at any time exist, exclusive of any Land which may from time to time be released, as permitted under Section 9.4 of the Loan Agreement and subject to easements, licenses and other rights created in accordance with Section 9.5 of the Loan Agreement.
     Section 1.2. Rules of Construction. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words importing the singular number shall include the plural and vice versa, and words importing person shall include firms, partnerships, associations and corporations, including public bodies, as well as natural persons.
     “Herein,” “hereby,” “hereunder,” “hereof,” “hereto,” “hereinbefore,” “hereinafter” and other equivalent words refer to this Deed of Trust and not solely to the particular article, section, paragraph or subparagraph hereof in which such word is used.
     Reference herein to a particular article or a particular section shall be construed to be a reference to the specified article or section hereof unless the context or use clearly indicates another or different meaning or intent.
     Whenever an item or items are listed after the word “including,” such listing is not intended to be a listing that excludes items not listed.
     The table of contents, captions and headings in this Deed of Trust are for convenience only and in on way define, limit or describe the scope or intent of any provisions or sections of this Deed of Trust.
ARTICLE II
GENERAL PROVISIONS
     Section 2.1. General Covenant. The Company will perform, comply with and abide by each and every one of the agreements, conditions and covenants contained and set forth in the Loan Agreement; the Note, and to Deed of Trust.
     Section 2.2. Removal, Disposition and Substitution of Mortgaged Equipment. Provided an event of default shall not have occurred and be continuing, if the Company in its sole discretion determines that any items of Mortgaged Equipment have become inadequate, obsolete, worn-out, unsuitable, undesirable, or unnecessary, Company may remove such items of Mortgaged Equipment from the Buildings and the Land and sell, trade-in, exchange, or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to Issuer or Trustee therefor, provided that Company shall:
     (a) Substitute (by direct payment of the costs thereof) and install anywhere in the Buildings or on the Land, other machinery or equipment having equal or greater utility (but not necessarily having the same function) in the operation of the Buildings as a modern manufacturing facility (provided such removal and substitution shall not impair the operating unity of the remaining property), all of which substituted machinery or equipment shall be free of all liens and encumbrances (other than Permitted Encumbrances) but shall become a part of the Mortgaged Equipment provided, however, during the first three (3) years commencing from and after July 18, 1996, the Company may substitute Leased Equipment (as defined in the Indenture) leased by the Company from any lessor in place of any Mortgaged Equipment removed from the Mortgaged Property, which Leased Equipment shall not be or be deemed to be part of the Mortgaged Equipment; or
     (b) Not make any such substitution and installation unless, (i) in the case of the sale of any such Mortgaged Equipment to anyone other than itself or in the case of the scrapping thereof, Company shall pay into the Bond Fund the proceeds from such sale or the scrap value thereof, as the case may be, (ii) in the case of the trade-in of any such Mortgaged Equipment for other machinery or equipment not to be installed in the Buildings or on the Land, Company shall pay into the Bond Fund the amount of the credit received by it in such trade-in, and (iii) in the case of the sale of any such Mortgaged Equipment to Company or in the case of any other disposition thereof Company shall pay into the Bond Fund an amount equal to the original cost thereof less depreciation at rates calculated in accordance with generally accepted accounting principles; provided, however, that no such payment into the Bond Fund need be made until the amount to be paid into the Bond Fund on account of all such dispositions not previously reported aggregates at least $100,000 in any calendar year; provided further, that Company may not fail to make any such substitution and installation if such failure would impair the operating utility of the remaining property.
     Any Mortgaged Equipment removed from the Project by the Company pursuant to this Section shall be released from the lien and security interest created by this Deed of Trust and may be sold or otherwise disposed of by the Company without accounting to the Issuer. The Issuer will promptly, upon the request of the Company, execute, acknowledge and deliver all supplemental deeds of trust and all appropriate financing statements, including UCC-3 Termination Statements, releases and other security instruments as may reasonably be required to evidence the removal and replacement of any Mortgaged Equipment pursuant to this Deed of Trust.
     Section 2.3. Compliance with Laws. The Company shall comply with all material laws, ordinances, regulations, covenants, conditions and restrictions affecting said Mortgaged Property or the operation thereof, and shall pay all fees or charges of any kind in connection therewith. The Company will perform and comply promptly with, and cause the Project to be maintained, used and operated in accordance with, any and all (i) present laws, ordinances, rules, regulations and requirements of every duly constituted governmental or quasi-governmental authority or agency applicable to the Company or the Project, including without limitation, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and rules, regulations and ordinances of the United States Environmental Protection Agency and all other applicable federal, state and local agencies and bureaus; (ii) similarly applicable orders, rate and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions; (iii) similarly applicable duties or obligations of any kind imposed under any Permitted Encumbrances, or otherwise by law, covenant, condition, agreement or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Project. If the Company receives any notice that the Company or the Project is in default under or is not in compliance with any of the foregoing, or receives notice of any proceeding initiated under or with respect to any of the foregoing, the Company will promptly furnish a copy of such notice to the Issuer and the Trustee.
     The Company represents and warrants that it has obtained all required licenses, permits, franchise agreements and other necessary agreements which are materially necessary to operate the Project. The Company agrees to provide the Issuer and the Trustee with written notice of any suspension, revocation, termination or default under any such agreements or any threatened suspension, revocation, termination or default thereunder.
     Section 2.4. Release of Certain Land. Provided no event of default shall have occurred and be continuing, me Company shall have the right to have the Issuer release from this Deed of Trust a part or parts of the real properly constituting the Land upon compliance with Section 9.4 of the Loan Agreement
     Section 2.5. Granting of Easements. Company shall have the right to grant easements, licenses, rights-of-way (including dedication of public highways) and other rights and privileges in the nature Of easements, free from the lien of the Indenture, the Loan Agreement and this Deed of Trust, or Company may release existing easements, licenses, rights-of-way and other rights or privileges, and Issuer shall execute and deliver and shall cause and direct Trustee to execute and deliver instruments in recordable form to confirm the release of lien and subordination of lien of this Deed of Trust, all as provided and in accordance with Section 9.5 of the Loan Agreement.
ARTICLE III
MAINTENANCE
     Section 3.1. Maintenance of Mortgaged Property; Compliance with Laws. The Company covenants and agrees to permit, commit or suffer no waste of the Mortgaged Property and to maintain the Mortgaged Property at all times in a state of good repair and condition to the best of its ability and in the ordinary course of business; to comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental or other authority relating to the Mortgaged Property; and to do or permit to be done to the Mortgaged Property nothing that will alter or change the use and character of the Mortgaged Property or in any way impair the security of this Deed of Trust. In case of the refusal, neglect or inability of the Company to repair and maintain the Mortgaged Property or any part thereof, the Issuer may, at its option, make such repairs or cause the same to be made, and advance monies in that behalf.
     Section 3.2. Claims Against Mortgaged Property. The Company will pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, whether paramount or subordinate to this Deed of Trust (except as otherwise provided in Section 7.1(d) of the Loan

Agreement), and in general will do or cause to be done everything necessary so that the first lien of this Deed of Trust shall be fully preserved, at the cost of the Company, without expense to the Issuer.
     Section 3.3. Subrogation. The Issuer at its option shall be subrogated for further security to the lien of any prior encumbrance, mechanics’ or vendor’s lien on the Mortgaged Property paid out of the proceeds of the loan hereby secured, even though the same be released of record.
ARTICLE IV
ENVIRONMENTAL COVENANTS
     Section 4.1. Company’s Warranties. The Company, to the best of its knowledge, hereby warrants and represents to the Issuer, the Trustee and the Bondowners that: there has not been, as of the date hereof, any “release” (as defined in CERCLA) of (a) any Hazardous Substances, (b) petroleum, including without limitation, crude oil or any fraction thereof, or (c) natural gas liquids, liquefied natural gas, or synthetic gas, on, upon or into the Land and, to the Company’s knowledge, there are not any underground storage tanks of any kind or character, whether empty or containing substances, of any nature located within the Land; no part of the Mortgaged Property is or may be a “facility” (as defined in CERCLA); and the Land and the use thereof is in compliance with all Environmental Laws. The representations and warranties contained in this Section 4.1 shall, insofar as they relate to the Land and limited to Environmental Laws currently in effect applicable to the Mortgaged Property, be deemed to be continuing and shall remain true and correct in all material respects until the obligations secured hereby have been paid in full, but nothing contained in this Section 4.1 shall prevent or impede the execution and delivery of the deed of release with respect to this Deed of Trust and the termination of the security interest in the Mortgaged Property upon and in compliance with the provisions of Section 7.16 of this Deed of Trust.
     Section 4.2. Notice of Hazardous Substances. The Company agrees to provide the Trustee with copies of any notifications of releases of oil or Hazardous Substances or of any environmental hazards or potential hazards which are given by or on behalf of the Company to any federal, state or local agencies or authorities or which are received by the Company from any federal, state or local agencies or authorities with respect to the Land. Such copies shall be sent to the Issuer concurrently with their being mailed or delivered to the governmental agencies or authorities or within ten (10) days alter they are received by the Company.
     Section 4.3. Notice of Chemical Disclosures. The Company agrees to provide the Trustee with copies of all emergency and hazardous chemical inventory forms (hereinafter “Environmental Notices”) previously given, as of the date hereof, to any federal, state or local governmental authority or agency as required pursuant to the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.A. § 11001 et. seq., or any other Environmental Laws, and to provide the Issuer and the Trustee with copies of all Environmental Notices subsequently sent to any such governmental authority or agency as required pursuant to the Emergency Planning and Community Right-to-Know Act of 1986 or any other Environmental Laws. Such copies of subsequent Environmental Notices shall be sent to the Issuer and the Trustee concurrently with their being mailed to any such governmental authority or agency.
     Section 4.4. Operation of Mortgaged Property. The Company hereby covenants and agrees to comply with and operate and at all times use, keep and maintain the Mortgaged Property and every part thereof (whether or not such property constitutes a facility, as defined in CERCLA) in conformance with all Environmental Laws. Without limiting the generality of the foregoing, the Company will not, except in the ordinary course of its business, use, generate, treat, store, dispose of or otherwise introduce any Hazardous Substance into or on the Mortgaged Property or any part thereof nor cause, suffer, allow or permit anyone else to do so except in accordance with Environmental Laws.
     Section 4.5. Indemnity. The Company hereby covenants and agrees to indemnify, protect and bold harmless the Issuer, the Trustee and any Bondowner from and against any and all claims, demands, costs, liabilities, damages or expenses, including reasonable attorneys’ fees, arising from (a) any release (as defined above) actual or alleged, of (i) any Hazardous Substances, (ii) petroleum, including without limitation, crude oil or any fraction thereof, or (iii) natural gas liquids, liquefied natural gas, or synthetic gas, upon or about the Land or respecting any products or materials previously, now or hereafter located upon, delivered to or in transit to or from the Land, regardless of whether such release or threat of release or alleged release or threat of release has occurred prior to the date hereof or hereafter occurs and regardless of whether such release occurs as the result of any act, omission, negligence or misconduct of the Company or any third party or otherwise, or (b) any violation, actual or alleged, of or any other liability under or in connection with any Environmental Laws relating to or affecting the Land or any products or materials previously, now or hereafter located upon, delivered to or in transit to or from the Land, regardless of whether such violation or alleged violation or other liability has occurred or arisen prior to the date hereof or hereafter occurs or arises and regardless of whether such violation or alleged violation or other liability occurs or arises as the result of any act, omission, negligence or misconduct of the Company or any third party or otherwise. This indemnity shall survive any foreclosure or release of this Deed of Trust as to any such release or threat of release of any Hazardous Substance or any such violation, alleged violation or other liability occurring or arising prior to such foreclosure or release of this Deed of Trust, but nothing contained in this Section 4.5 shall prevent or impede the execution and delivery of the deed of release with respect to this Deed of Trust and the termination of the security interest in the Mortgaged Property upon and in compliance with the provisions of Section 7.16 of this Deed of Trust.
     Notwithstanding anything to the contrary in this Deed of Trust, nothing in this Deed of Trust, including without limitation this Section 4.5, shall diminish, derogate, or otherwise limit the rights and interests of Trustee under the Hazardous Substance Certification and Indemnification.
ARTICLE V
SECURITY AGREEMENT
     Section 5.1. Security Agreement. This Deed of Trust, in addition to being a first lien on the Mortgaged Property is also a security agreement by and between the Company, as debtor, and the Issuer and the Mortgage Trustee, as secured parties, upon all Mortgaged Personal Property, including without limitation any collateral listed on any schedule of collateral attached hereto, and creates a prior security interest in and a first lien on all Mortgaged Personal Properly until the Indebtedness secured hereby is paid in full.
     Section 5.2. Remedies of the Issuer with Respect to the Mortgaged Personal Property. Upon the occurrence of any event of default, the Issuer (with the consent of the Trustee if the Indenture has not been discharged) or Trustee shall have all rights and remedies granted by law, and particularly by the Uniform Commercial Code of the State, including, without limitation, the right to take possession of all Mortgaged Personal Property, and for this purpose the Issuer or the Trustee, as the case may be, may each enter upon any premises on which any or all of the Mortgaged Personal Property is situated and take possession of and operate (subject to the State of Missouri regulations applicable to the Mortgaged Property) the Mortgaged Personal Property (or any portion thereof) or remove it therefrom. The Issuer may require the Company to assemble the Mortgaged Personal Property or any part thereof and make it available to the Issuer at a place to be designated by the Issuer which is reasonably convenient to all parties. Unless the Mortgaged Personal Property or any part thereof is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Issuer will give the Company reasonable notice of the time and place of any public sale of such Mortgaged Personal Property is to be made and such sale shall be in accordance with the Uniform Commercial Code of the State. This requirement of sending reasonable notice will be met if the notice is given to the Company as herein provided at least ten (10) days before the time of the sale or disposition.
     Section 5.3. Remedies of the Mortgage Trustee and the Issuer with Respect to fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default, the Mortgage Trustee or the Issuer, may elect with regard to the fixtures constituting a part of the Mortgaged Property, to proceed under this Deed of Trust or to exercise such rights as are provided by the Uniform Commercial Code of the State.
ARTICLE VI
REMEDIES UPON HAPPENING OF DEFAULT
     Section 6.1. Remedies Exercisable by the Issuer. If an event of default exists, the Issuer may take any one or more of the following actions:
     (a) Take any one or more of the remedial steps set forth in Section 11.2 of the Loan Agreement.
     (b) Without notice or demand, subject to the provisions of Section 11.2 of the Loan Agreement, institute suit or take any other action at law or in equity to enforce the rights of the Issuer to the extent permitted by the law, including, to the extent so permitted, the enforcement of the payment of all obligations secured hereby by action of law or by suit in equity to foreclose this Deed of Trust; provided, the Issuer shall have only one full payment and satisfaction of said obligations. The extension of this right and option to the Issuer shall in no way be construed as limiting or in any other way affecting power of sale under Section 6.2 hereof.
     (c) Personally, or by its agents or attorneys, enter into and upon all or any part of the Mortgaged Property and exclude the Company, its agents and servants wholly therefrom and, having and holding the same, use, occupy and control the Mortgaged Property, either personally or by its superintendents, managers, agents, servants, attorneys or receivers who are duly qualified to operate the Mortgaged Property; and upon every such entry, at the expense of the Mortgaged Property or the Company, from time to time, either by purchase, repairs or construction, maintain and restore the Mortgaged Property, complete the construction or development of the improvements and in the course of such completion make such changes in the contemplated improvements as it may deem desirable and insure the same, make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable, manage and operate the Mortgaged property and exercise all rights and powers of the Company with respect thereto either in the name of the Company or otherwise as it shall deem best, collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof, and after deducting the expenses of conducting the business thereof and all maintenance, repairs, renewals, replacements, alterations, betterments and improvements and amounts necessary to pay far taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation for the services of the Issuer for all attorneys, counsel, agents, clerks, servants and other employees properly engaged and employed by it, the Issuer shall apply the money arising as aforesaid as set forth in Section 6.6.
     (d) Direct the Mortgage Trustee to sell the Mortgaged Property or any part thereof in accordance with the power of sale under Section 6.2.
     (e) Exercise any of the rights and remedies of a secured party under the Uniform Commercial Code of the State or other applicable laws and require the Company to assemble any Mortgaged Personal Property covered hereby and make it available to the Issuer at a place to be designated by the Issuer which is reasonably convenient to both parties.
     (f) With notice to the Company, to apply at any time to a court having jurisdiction thereof for the appointment of a receiver of the Mortgaged Property or any part thereof and of all rents, incomes, profits, issues and revenues thereof, from whatever source derived; and thereupon it is hereby expressly covenanted and agreed that the court shall forthwith appoint such receiver with the usual powers and duties of receivers in like cases; and said appointment shall be made by the court as a matter of strict right to the Issuer, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property, or to the solvency or insolvency of the Company or any party defendant to such suit. In order to maintain and preserve the Mortgaged Property and to prevent waste and impairment of its security, the Issuer may, at its option, advance monies to the appointed receiver and all such sums advanced shall become secured obligations and shall bear interest from the date of such advance at the Agreed Rate.
          The Issuer shall have the right from time to time to take action to recover any portion of the obligations secured hereby, as the same become due, without regard to whether or not all obligations secured hereby shall be due, and without prejudice to the right of the Issuer thereafter to bring an action of foreclosure, or any other action, or commence foreclosure proceedings under the power of sale under Section 6.2, for an event of default existing at the time such earlier action was commenced.
          Section 6.2. Power of Sale; Purchase by Issuer. If an event of default exists, then this Deed of Trust shall remain in force, and the Mortgage Trustee, or a successor trustee as hereinafter described, may proceed to sell the Mortgaged Real Property and any and every part thereof and, if so directed by the Issuer, the Mortgaged Personal Property and any and every part thereof, at public venue, to the highest bidder, at the customary place in the County in which the Land is located, for cash, first giving the public notice required by law of the time, terms and place of sale, and of the property to be sold, and upon such sale shall execute and deliver a deed of conveyance and bill of sale of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed in relation to the non-payment of money hereby secured to be paid, existence of the Indebtedness so secured, notice of advertisement, sale, receipt of money, and the happening of any of the aforesaid events whereby the successor trustee became successor as herein provided, shall be prima facie evidence of the truth of such statement or recital. The sale of any Mortgaged Personal Property shall be in accordance with the Uniform Commercial Code of the State. The proceeds of such sale shall be applied as provided for in Section 6.6.

     Upon any sale pursuant to this Section or by virtue of judicial proceedings or of a judgment or decree of foreclosure or sale, the Mortgage Trustee, the Issuer or any Bondholder may bid for and purchase the property being sold, and, upon compliance with the terms of sale the Issuer or such Bondholder may hold, retain, possess and dispose of such property without further accountability to the Company. In case of any sale as aforesaid, the Issuer shall be entitled for the purpose of making settlement or payment for the property purchased to use and apply the Note, by presenting the Note in order that there may be credited thereon the sum applicable thereto out of the net proceeds of such sale in accordance with Section 6.6, and thereupon the Issuer shall be credited, on account of such purchase price payable by it, with said sum.
     Section 6.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer herein or in any other document or instrument evidencing, securing or otherwise relating to the obligations hereby secured is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every remedy given to the Issuer or now or hereafter existing at law or in equity or by statute. No delay or omission of the Issuer to exercise any right or power accruing upon any Default, shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and every power and remedy given by this Deed of Trust or the Loan Agreement to the Issuer may be exercised from time to time as often as may be deemed expedient by the Issuer. Nothing in this Deed of Trust or in the Loan Agreement or any other document or instrument evidencing, securing or otherwise relating to the debt hereby secured shall affect the obligation of the Company to pay the Note.
     Section 6.4. Advances by Issuer. The Issuer may, at its option, and without waiving its right to exercise any remedies under this Deed of Trust, pay either before or after delinquency any or all of those certain obligations required by the terms hereof and by the terms of the Loan Agreement to be paid by the Company for the protection of the Mortgaged Property or for the collection of the Indebtedness hereby secured. All sums so advanced by the Issuer shall bear interest from the date of their advance at the Agreed Rate, and shall become a part of the original Indebtedness secured hereby and shall be secured by this Deed of Trust.
     Section 6.5, Payment of Costs, Charges, Etc. The Company agrees to pay all reasonable fees and charges incurred in the procuring and making of this Deed of Trust or in the perfection of the lien and security interest hereof, including without limitation: fees and expenses relating to the examination of title to the Mortgaged Property, title insurance premiums, costs and expenses; surveys; recording, documentary, transfer, registration or similar fees or taxes; architects’, engineers’ and other similar fees; and attorneys’ fees. The Company agrees to pay all and singular the reasonable costs, charges and expenses, including attorneys’ fees and abstract costs, with interest thereon at the Agreed Rate, reasonably incurred or paid at any time by the Mortgage Trustee or the Issuer because of the failure of the Company to perform, comply with, and abide by each and every one of the agreements, conditions and covenants of the Loan Agreement, this Deed of Trust or any other document evidencing, securing or otherwise relating to the debt hereby secured.
     Section 6.6. Application of Proceeds. If at any time any of the assets subject to the lien of this Deed of Trust are to be utilized to make payments upon the obligations secured by this Deed of Trust, all moneys held or collected pursuant to this Deed of Trust by the Mortgage Trustee or the Issuer shall be paid over to the Trustee and shall be applied in accordance with Section 1007 of the Indenture to the obligations due under the Indenture, and in accordance with Section 4.1 of the Loan Agreement to the obligations due under the Loan Agreement and the Note.

     Any moneys remaining after such application shall be disbursed to the person or persons legally entitled thereto.
     Section 6.7. No Waiver. Any failure by the Issuer to insist upon the strict performance by the Company of any of the terms and provisions hereof shall not be deemed to be a waiver of any terms and provisions hereof, and the Issuer, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Company of any and all of the terms and provisions of this Deed of Trust to be performed by the Company; and the Issuer may resort for the payment of the Indebtedness secured by this Deed of Trust to any other security therefore held by the Issuer in such order and manner as the Issuer may elect.
     Section 6.8. Waiver of Extension, Appraisement, Stay and Other Rights. To the extent permitted by law, the Company will not insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law wherever enacted, nor or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted by the United States of America or by any state or territory, or otherwise, to redeem the property so sold or any part thereof; and the Company hereby expressly waives all benefits or advantages of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgage Trustee or the Issuer, but to suffer and permit the execution of every power as though no such law or taws had been made or enacted, The Company, for itself and all who claim under it, waives, to the extent permitted by the laws of the State of Missouri, all right to have the Mortgaged Property, or any other assets which secure the Indebtedness hereby secured, marshaled upon any foreclosure hereof.
ARTICLE VII
MISCELLANEOUS
     Section 7.1. Covenants of the Mortgage Trustee; Substitutions. The Mortgage Trustee covenants faithfully to perform the trust herein created. The Issuer may, from time to time, substitute another trustee in place of the men current Mortgage Trustee. Upon such appointment, and without conveyance to the successor trustee, the latter shall be vested with all the title, estate, rights, powers and trusts conferred upon the Mortgage Trustee. Such appointment shall be made by written instrument executed by the Issuer which shall be recorded among the public records in the County where the Land is located and shall be conclusive proof of the proper appointment of the successor Mortgage Trustee.
     Section 7.2. Lease to Company. The Mortgage Trustee hereby leases and lets the Mortgaged Property to the Company until a sale be had under Section 6.2, upon the following terms and conditions, to wit;
     The Company, and every and all persons claiming or possessing the Mortgaged Property, and any part thereof, by, through or under it shall or will pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand and shall and will surrender peaceable possession of the

Mortgaged Property, and any and every part thereof, sold under Section 6.2 to the purchasers) thereof under such sale, without notice or demand therefor.
     Section 7.3. Non-disturbance. In the event of a lease as provided for under the Loan Agreement, Issuer, upon request of the Company, shall execute and deliver a non-disturbance agreement, which agreement shall provide that upon the foreclosure of this Deed of Trust following an event of default by the Company, the right of possession of the lessee in and to that portion of the Mortgaged Property demised under the lease, shall not be affected or disturbed thereby so long as no default exists by the lessee under the permitted lease beyond any applicable grace period, which would entitle the Company, as landlord, under the lease to terminate the lease, the Issuer shall not join the lessee as a party defendant in any action for eviction of the Company from the Mortgaged Property nor join the lessee in any proceeding seeking to cut off or otherwise terminate the lease and the lease shall continue in full force and effect as a direct lease between the Issuer, as landlord, and the lessee, as tenant, with all of the lessee’s rights thereunder for the balance of the term of the lease, except that the Issuer shall not:
     (a) be bound by any prepayment of more than one month’s rent in advance of its due date; or
     (b) be subject to any credits, offsets, defenses, claims or counterclaims which the lessee might have against the Company; or
     (c) be bound by any amendment or modification of the lease made without the Issuer’s consent.
     Nothing herein contained shall prevent the naming of the tenant as a party to such eviction proceeding, if so naming such tenant is required by applicable law, provided tenant is not joined in such proceeding for the purposes of cutting off or terminating its estate in the premises demised under the lease.
     Section 7.4. Warranty of Title. The Company warrants that the Company is lawfully seized of a marketable fee simple title in and to the Mortgaged Real Property subject to Permitted Encumbrances, and has good right to grant and convey the same and warrants that upon issuance of the Bonds and the advance by the Issuer to the Company of the proceeds of the Bonds pursuant to the Note by payment to the Trustee for deposit to the Construction Fund, the lien of this Deed of Trust shall be a first, prior and superior lien and encumbrance on the Mortgaged Property subject only to Permitted Encumbrances which are not required by this Deed of Trust or the Loan Agreement to be subordinate to this Deed of Trust, and that the security interest of this Deed of Trust is a first and prior security interest in the Mortgaged Property subject only to the Permitted Encumbrances which (except for the Indenture and this Deed of Trust) are not required by this Deed of Trust or the Loan Agreement to be subordinate to this Deed of Trust. The Company hereby warrants and will defend fee simple title to any of the Mortgaged Real Property and title to any of the Mortgaged Personal Property against lawful claims of all persons.
     Section 7.5. Covenants Run with the Land. All of the grants, covenants, terms, provisions and conditions herein shall run with the Land and shall apply to, bind and inure to the benefit of the successors and assigns of the Company and the Issuer.
     Section 7.6. Obligations Effective upon Issuance, Sale and Delivery of Bonds. The several obligations of the Company hereunder shall arise absolutely and unconditionally when the Bonds shall have been issued, sold and delivered by the Issuer and the Net Proceeds thereof paid to and received by the Trustee for the account of the Company.
     Section 7.7. Corrections and Future Acts. The Company will, upon request of the Issuer, promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by the Issuer to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interest hereby created any of the Company’s properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.
     Section 7.8. Indemnification. The Company hereby covenants and agrees to indemnify, protect and hold harmless the Issuer and the Mortgage Trustee from and against any liability, damage or expense, including reasonable attorneys’ fees and amounts paid in settlement, which either the Issuer or the Mortgage Trustee may incur or sustain in the execution of this Deed of Trust or in the doing of any act which either the Trustee or the Mortgage Trustee is required or permitted to do by the terms hereof or by law, and the Company agrees to reimburse the Issuer and the Mortgage Trustee therefor in accordance with the provisions of Section 6.5.
     Section 7.9. After-Acquired Property. All right, title and interest of the Company in and to all improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Mortgaged Property hereafter acquired, constructed, assembled or placed by the Company on the Mortgaged Property, and all conversions of the security constituted thereby, and any other or additional interest in or to the Mortgaged Property hereafter acquired by the Company, immediately upon such acquisition, construction, assembly, placement or conversion, as the case may be, and in each such case without any further mortgage, grant, conveyance or assignment or other act of the Company, shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by the Company and specifically described in the Granting Clauses hereof.
     Section 7.10. Taxes. Subject to Section 7.3 of me Loan Agreement, the Company will pay or cause to be paid all taxes, assessments, and other impositions now existing or hereafter assessed, levied or imposed upon any part of the Mortgaged Property in accordance with the Loan Agreement.
     Section 7.11. Amendments. Prior to the payment in full of the Bonds or provision for such payment in accordance with Article IX of the Indenture, this Deed of Trust may not be amended or supplemented except as set forth herein.
     Section 7.12. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Deed of Trust shall not affect the validity or enforceability of the remaining portions of this Deed of Trust or any part thereof.
     Section 7.13. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered by hand delivery or on the third day following the day on which the same have been mailed by registered or certified mail, postage prepaid, addressed as specified in Section 12.1 of the Loan Agreement. A duplicate copy of each notice, certificate or other communication given hereunder to any party mentioned in such Section 12.1 shall be given to all other parties mentioned therein (other than the Bondholders unless a copy is required to be furnished to them by other provisions of this Deed of Trust). The Company, the Mortgage Trustee or the Issuer may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent to it.
     Section 7.14. MISSOURI LAW GOVERNS. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE SATE OF MISSOURI.
     Section 7.15. Date of Deed of Trust. The dating of this Deed of Trust as of July 1, 1996 is intended as and for the convenient identification of this Deed of Trust and is not intended to indicate that this Deed of Trust was executed and delivered on said date, this Deed of Trust being executed and delivered and becoming effective simultaneously with the initial issuance of the Bonds.
     Section 7.16. Release of Mortgaged Property. When the Note has been fully paid and all obligations under the Loan Agreement and this Deed of Trust have been fully paid or satisfied, the Issuer shall promptly, at the Company’s expense, execute and deliver a deed of release with respect to this Deed of Trust and terminate the security interest of the Issuer in the Mortgaged Property.
[The Remainder of this Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the Company has caused this Deed of Trust to be executed in its name and its corporate seal to be affixed hereto and attested, all by its duly authorized officers.

AMERICAN RAILCAR INDUSTRIES, INC.

[SEAL]

	By:	/s/ Umesh Choksi
	Its:	Assistant Treasurer
ATTEST:

By:	/s/ Janet A. Kniffin
Its: Assistant Secretary

STATE OF MISSOURI	)
	)	SS.
County OF St. Charles	)
     On this 9 day of July, 1996, before me, the undersigned, a Notary Public, appeared Umesh Choksi and Janet A. Kniffen, to me personally known, who, being before me duly sworn did say that they are the Asst. Treasurer and Asst. Secretary, respectively, of AMERICAN RAILCAR INDUSTRIES, INC., a Missouri corporation, and that said instrument was signed and sealed in behalf of said corporation, and said officers acknowledged said instrument to be executed for the purposes therein stated and as the free act and deed of said corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

/s/ Nancy Collins
NOTARY PUBLIC
[SEAL]

NANCY COLLINS
NOTARY PUBLIC—STATE OF MISSOURI
ST. CHARLES COUNTY
My commission expires:	MY COMMISSION EXPIRES AUG. 2, 1995

Deed of Trust American Railcar - 1996